SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report:  May 3, 2001  (Date of Earliest Event Reported)

Aetna Insurance Company of America
(Exact name of registrant as specified in its charter)

Florida	33-81010	06-1286272

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5100 West Lemon Street, Suite 213, Tampa, Florida	33609

(Address of principal executive offices)	(Zip Code)

(860) 273-0123

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On December 13, 2000, ING America Insurance Holdings, Inc. (“ING America”), an indirect wholly owned subsidiary of ING Groep N.V., acquired Aetna Inc., comprised of the Aetna Financial Services business, of which Aetna Insurance Company of America (the “Company”) is a part, and the Aetna International businesses.

On May 3, 2001, the Company terminated the engagement of KPMG LLP (“KPMG”) as its independent accountants. This termination was made concurrently with the board of directors of the Company approving the appointment of Ernst & Young LLP (“Ernst & Young”), the same independent accounting firm engaged by ING America, as the Company's independent accountants. Ernst & Young has been engaged to act as the Company's independent accountants for the fiscal year ending December 31, 2001, including interim periods.

The reports of KPMG on the Company's financial statements for the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through May 3, 2001, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in their reports on the financial statements for such years. During the two most recent fiscal years and through May 3, 2001, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

The Company has requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether or not it agrees with the above statements made by the Company in this Form 8-K. A copy of such letter, dated May 8, 2001 is filed as Exhibit 16.1 to this Form 8-K.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Listed below are the financial statements, proforma financial information and exhibits filed as a part of this report:

           (a), (b) Not applicable.

           (c) Exhibits.

16.1	Letter from KPMG to the Commission regarding change in accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETNA INSURANCE COMPANY OF AMERICA
(Registrant)
May 8, 2001	By:	/s/ Deborah Koltenuk

(Date)		Deborah Koltenuk Vice President and Corporate Controller (Chief Accounting Officer)

Exhibit Index

16.1    Letter from KPMG LLP to the Securities and Exchange Commission regarding change in accountant.